UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Disposition of Wesley Village
On November 6, 2012, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Legacy Partners Wesley LP, formerly known as KBS Legacy Partners Wesley LLC, purchased a 301-unit apartment complex on approximately 11.0 acres of land and, through a second indirect wholly owned subsidiary, KBS Legacy Partners Wesley Land LLC (and, together with KBS Legacy Partners Wesley LP, the “Owner”), purchased the adjacent 3.8-acre parcel of undeveloped land located in Charlotte, North Carolina (“Wesley Village”).
On December 29, 2016, after the completion of the initial marketing of the Company’s portfolio and individual properties by Holliday Fenoglio Fowler, L.P., a leading provider of commercial real estate and capital markets services and an unaffiliated independent third party, in connection with the Company’s implementation of its strategic alternatives, the Owner entered into an agreement for purchase and sale (the “Wesley Village Agreement”) for the sale of Wesley Village to Bluerock Real Estate, LLC (the “Purchaser”). Pursuant to the Wesley Village Agreement, the purchase price for Wesley Village was $58.0 million. The Wesley Village Agreement was subsequently terminated, reinstated and amended and the purchase price was reduced to $57.2 million. On March 9, 2017, the Company completed the sale of Wesley Village to the Purchaser for $57.2 million. The aggregate cost of Wesley Village was $49.9 million, which includes the initial purchase price of $45.8 million plus capital expenditures since acquisition of $3.5 million and acquisition fees and expenses of $0.6 million. In connection with the disposition of Wesley Village, the Company repaid the entire $26.7 million principal balance and all other sums due under a mortgage loan secured by Wesley Village (the “Wesley Village Mortgage Loan”), including a prepayment penalty of $0.3 million.
Gary T. Kachadurian, one of the Company’s independent directors, is also a director of a real estate investment trust sponsored by the Purchaser (the “Purchaser REIT”) and is Vice Chairman of the manager of the Purchaser REIT and as such, Mr. Kachadurian (i) recused himself from all of the Company’s deliberations relating to the disposition of Wesley Village, and (ii) informed the Company and the board of directors that he recused himself from all of the Purchaser REIT’s and its manager’s deliberations relating to the acquisition of Wesley Village.
The Company intends to use some of the net proceeds from the disposition of Wesley Village, after paying sale-related expenses and paying off the Wesley Village Mortgage Loan, to: (i) make renovations at certain remaining real estate properties, which the Company believes could increase property-level NOI and create additional stockholder value, (ii) pay a special distribution to its stockholders, and (iii) potentially provide additional availability under the Company’s share redemption program. Any future special distributions the Company pays from the net proceeds from the disposition of Wesley Village will reduce the Company’s estimated value per share. Any additional availability under the Company’s share redemption program would be available upon ten days notice to the Company’s stockholders as described in the share redemption program.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The Company can give no assurance (i) as to the amount or timing of any special distributions it may pay from the net proceeds of the disposition of Wesley Village, (ii) that its plan to renovate certain of its remaining properties will provide a return to stockholders that equals or exceeds the Company’s estimated value per share, or (iii) as to the amount of additional availability, if any, that would be provided under the Company’s share redemption program, or that such amount would be sufficient to redeem the shares of any stockholders that previously have requested that their shares be redeemed pursuant to the terms of the share redemption program and that have not withdrawn such request.
The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC.

2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

KBS Legacy Partners Apartment REIT, Inc.

	Summary of Unaudited Pro Forma Financial Statement	F-1
	Unaudited Pro Forma Balance Sheet as of December 31, 2016	F-2
	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2016	F-4

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Date:	March 15, 2017	By:	/s/ JEFFREY K. WALDVOGEL
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary
(principal financial officer)

KBS LEGACY PARTNERS APARTMENT REIT, INC.
SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
The following unaudited pro forma information should be read in conjunction with the consolidated balance sheets of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) as of December 31, 2016, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2016, and the notes thereto. The consolidated financial statements of the Company as of and for the year ended December 31, 2016 have been included in the Company’s prior filings with the SEC.
The following unaudited pro forma balance sheet as of December 31, 2016 has been prepared to give effect to the disposition of certain assets and liabilities with respect to Wesley Village as if the disposition occurred on December 31, 2016.
The following unaudited pro forma statement of operations for the year ended December 31, 2016 has been prepared to give effect to the disposition of Wesley Village on March 9, 2017, as if the disposition occurred on January 1, 2016.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposition of the Wesley Village been consummated as of the dates indicated.

KBS LEGACY PARTNERS APARTMENT REIT, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2016
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	Historical (a)	Wesley Village (b)		Pro Forma Total
Assets
Real estate:
Land	$46,828	$(5,057)		$41,771
Buildings and improvements	367,023	(39,405)		327,618
Total real estate, cost	413,851	(44,462)		369,389
Less accumulated depreciation and amortization	(47,591)	4,969		(42,622)
Total real estate held for investment, net	366,260	(39,493)		326,767
Cash and cash equivalents	15,998	30,021	(c)	46,019
Restricted cash	5,099	—		5,099
Prepaid expenses and other assets	4,580	(433)		4,147
Total assets	391,937	(9,905)		382,032
Liabilities and stockholders’ equity
Notes payable, net	279,146	(26,820)	(d)	252,326
Accounts payable and accrued liabilities	5,566	—		5,566
Due to affiliates	157	—		157
Distributions payable	1,154	—		1,154
Other liabilities	2,778	—		2,778
Total liabilities	288,801	(26,820)		261,981
Commitments and contingencies
Redeemable common stock	350	—		350
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 20,896,268 shares issued and outstanding as of December 31, 2016	209	—		209
Additional paid-in capital	180,196	—		180,196
Cumulative distributions and net losses	(77,619)	16,915		(60,704)
Total stockholders’ equity	102,786	16,915		119,701
Total liabilities and stockholders’ equity	$391,937	$(9,905)		$382,032

KBS LEGACY PARTNERS APARTMENT REIT, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2016

(a)	Historical financial information derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as of December 31, 2016.

(b)	Represents adjustments to reflect the disposition of Wesley Village. The sale price of Wesley Village was $57.2 million, excluding closing costs.

(c)
Represents the amount of proceeds from Wesley Village disposition after the repayment of $26.9 million of debt outstanding under Wesley Village Mortgage Loan as of December 31, 2016 and a prepayment penalty on the loan of $0.3 million. See note (d) below.

(d)
As of December 31, 2016, this amount represents $26.9 million of outstanding debt under the Wesley Village Mortgage Loan and $42,000 of debt issuance costs, net of amortization, related to the Wesley Village Mortgage Loan.

KBS LEGACY PARTNERS APARTMENT REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	Historical (a)	Wesley Village (b)	Pro Forma Total
Revenues:
Rental income	$45,301	$(4,480)	$40,821
Total revenues	45,301	(4,480)	40,821
Expenses:
Operating, maintenance, and management	6,389	(589)	5,800
Real estate taxes and insurance	7,088	(305)	6,783
Asset management fees to affiliate	399	(53)	346
Property management fees and expenses to affiliate	5,811	(529)	5,282
General and administrative expenses	2,663	(4)	2,659
Depreciation and amortization	12,302	(1,328)	10,974
Interest expense	10,332	(757)	9,575
Total expenses	44,984	(3,565)	41,419
Other income:
Interest income	52	—	52
Other income	4,752	—	4,752
Total other income	4,804	—	4,804
Net income (loss)	$5,121	$(915)	$4,206
Net income per common share, basic and diluted	$0.25	$—	$0.20
Weighted-average number of common shares outstanding, basic and diluted	20,663,506	—	20,663,506

KBS LEGACY PARTNERS APARTMENT REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016

(a)	Historical financial information derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(b)	Amounts represent the historical operations of the Wesley Village as reflected in the historical statement of operations of the Company for the year ended December 31, 2016.